UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, IL 60069	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

ACCO Brands Corporation (the “Company”) held its Annual Meeting of Stockholders on May 18, 2010 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected the nine people listed below to serve as directors for a term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of KPMG LLP to serve as our independent registered public accounting firm for 2010: (iii) approved a proposal to amend and reapprove the performance measures under the Company’s Amended and Restated 2005 Incentive Plan; and, (iv) rejected a proposal to transact such other business as may have properly come before the meeting or any adjournment thereof. Set forth below are the voting results for these proposals:

Item 1:	The election of nine directors for a one-year term expiring at the 2011 Annual Meeting of Stockholders

	For	Withheld	Abstain	Broker Non-Votes

Robert J. Keller	43,769,790	1,412,824	—	4,949,491

George V. Bayly	44,674,776	507,838	—	4,949,491

Kathleen S. Dvorak	44,895,617	286,997	—	4,949,491

G. Thomas Hargrove	44,883,667	298,947	—	4,949,491

Robert H. Jenkins	44,921,111	261,503	—	4,949,491

Thomas Kroeger	44,884,528	298,086	—	4,949,491

Michael Norkus	44,888,641	293,973	—	4,949,491

Sheila G. Talton	44,894,224	288,390	—	4,949,491

Norman H. Wesley	44,723,336	459,278	—	4,949,491

Item 2:	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010

For	Against	Abstain
49,529,873	574,628	27,604

Item 3:	The approval of a proposal to amend and reapprove the performance measures under the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan

For	Against	Abstain	Broker Non-Votes
48,863,420	921,430	287,255	—

Item 4:	The approval of a proposal to transact such other business as may properly come before the meeting or any adjournment thereof

For	Against	Abstain	Broker Non-Votes
16,238,571	32,988,238	905,296	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2010	ACCO BRANDS CORPORATION (Registrant)

	By:	/s/ Steven Rubin
	Name:	Steven Rubin
	Title:	Senior Vice President, Secretary and General Counsel